Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

                   GENCORP REPORTS 2006 SECOND QUARTER RESULTS

SACRAMENTO, Calif. - June 29, 2006 - GenCorp Inc. (NYSE: GY) today reported results for the second quarter ended May 31, 2006.

Sales from continuing operations for the second quarter 2006 totaled $167.4 million, 15% above the $145.0 million for the second quarter 2005. Sales for the first six months of 2006 were $296.1 million compared to $284.9 million for the first six months of 2005, an increase of 4%. Sales increases in 2006 reflect growth in the Company's Aerospace and Defense business.

The loss from continuing operations for the second quarter 2006 was $10.4 million ($0.19 per share) compared to income of $3.5 million ($0.06 per share) for the second quarter 2005. The second quarter 2006 and 2005 included an income tax benefit of $4.0 million and $12.9 million, respectively, for tax refund claims related to a ten-year carryback of net operating losses. During the second quarter 2006 and 2005, the Company settled environmental toxic tort cases that resulted in charges of $8.5 million and $2.0 million, respectively.

"Despite posting a loss for the quarter, driven primarily by the settlement of the last of our environmental toxic tort cases and the mostly non-cash expense of employee retirement benefit plans, we did experience revenue growth at Aerojet," said Terry Hall, chairman, president and chief executive officer. "Aerojet's revenues grew 16% compared to revenues in the second quarter 2005.

"Our Real Estate segment continues its progress towards entitlement of our Sacramento land," added Hall. "We continue our efforts to realize the potential value of our holdings and to partner or joint venture with a major home builder on our Rio Del Oro project. Despite the cooling housing market, the demographic forecast for the Sacramento market continues to suggest that it will experience strong residential demand over the long term."

For the first half of 2006 and 2005, the net loss was $23.3 million and $26.4 million, respectively.

OPERATIONS REVIEW

Aerospace and Defense Segment
-----------------------------

Second quarter sales increased 16% to $165.7 million compared to $143.4 million in the second quarter 2005. Sales for the first six months of 2006 were $292.9 million compared to $281.7 million for the first six months of last year. The increase in sales is primarily the result of higher sales to Lockheed Martin on the Atlas(R) V program partially offset by lower sales recognized on the Titan and Standard Missile programs.

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Segment performance was a loss of $0.4 million for the second quarter 2006 compared to income of $4.2 million for the second quarter 2005. Excluding the impact of employee retirement benefit plan expense and unusual items, segment performance was income of $16.8 million in the second quarter 2006 compared to income of $14.8 million in the second quarter 2005. Segment performance was a loss of $0.9 million for the first half of 2006 compared to income of $5.8 million for the first half of 2005. Excluding the impact of employee retirement benefit plan expense and unusual items, segment performance was $25.0 million for the first half of 2006 and 2005.

As of May 31, 2006, Aerojet's contract backlog was $765 million as compared to $696 million as of November 30, 2005. Funded backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received by a commercial customer, was $565 million at May 31, 2006 compared to $498 million as of November 30, 2005. Overall backlog growth reflects contract and funded awards in excess of sales on both production and development programs.

During the quarter, Aerojet received significant strategic awards associated with NASA's space exploration initiatives. These ranged from research and development of a rocket-powered landing system for the Crew Exploration Vehicle
(CEV) Crew Module to contracts supporting specific CEV proposal strategies from both of the competing primes (Northrop Grumman and Lockheed Martin). Aerojet also received a $6 million contract from the Japanese Space Agency to provide steering engines for the Japanese transfer vehicle scheduled to fly to the International Space Station. This award could be a precursor to other awards for future space missions the international community plans to conduct in conjunction with NASA's overall space exploration plans.

Other operational successes during the quarter include:

     o Launch of a single rocket booster configuration of the Atlas V Launch Vehicle, which extended Atlas's 100% mission success flight record;
     o Milestone tests on the THAAD program that cleared the way for live flight intercepts planned by the Missile Defense Agency; and
     o Successful flight tests on the Ground Multiple Launch Rocket System which flew with an improved rocket motor and warhead designs slated for near-term production.

Real Estate Segment
-------------------

Sales for the first half of 2006 and 2005 were $3.2 million in each period, which resulted from rental property operations. Segment performance was $1.6 million for the first half of 2006 compared to $1.8 million for the first half of 2005.

During the second quarter 2006, progress was made on all four of the Company's entitlement applications, which in total encompass approximately 6,400 acres, or 10 square miles.

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The City of Rancho Cordova has finalized the draft Environmental Impact Review and Environmental Impact Statement (EIR/EIS) for the Company's 2,700-acre Rio Del Oro project, pending the US Army Corps of Engineers' review. The federal permitting processes with the US Army Corps of Engineers and the US Fish and Wildlife Service are the longest and most uncertain parts of the entitlement effort. The most recent delay by the Corps has postponed the release of the draft Rio Del Oro EIR/EIS by the City of Rancho Cordova. The City now expects the release in August 2006.

The Company is working with the City of Rancho Cordova on the material necessary to begin the EIR for the adjacent 1,650-acre Westborough project. The Company's 1,400-acre Glenborough project which falls within the entitlement jurisdiction of the County of Sacramento continues to move forward, with the County's consultant working on the EIR analysis to identify and analyze the environmental impacts of the project.

Approximately 625 acres of the Sacramento Land that the Company owns is within a larger area designated as the City of Folsom Sphere of Influence (SOI). The Company is working with the City of Folsom and other landowners in the SOI to satisfy the conditions of annexation of the entire SOI, including the Company's 625 acres, to Folsom.

Absent any unforeseen delays, the Company still anticipates that both the Rio Del Oro project and the Glenborough project will receive entitlement in 2007 and that the Westborough project entitlement will follow in 2008. The annexation process for the SOI is expected to be lengthy and it is too early to estimate a completion date.

ADDITIONAL INFORMATION

Retirement benefit plan expense, which is mostly non-cash, decreased to $10.8 million in the second quarter 2006 from $12.0 million in the second quarter 2005. Retirement benefit plan expense decreased to $21.7 million in the first half of 2006 from $23.9 million in the first half of 2005.

Corporate and other expenses increased to $6.3 million in the second quarter 2006 from $5.2 million in the second quarter 2005. Corporate and other expenses increased to $11.9 million in the first half of 2006 from $9.3 million in the first half of 2005. The increase in both periods primarily reflects higher expenses related to the Company's election of directors.

Interest expense increased to $6.4 million in the second quarter 2006 from $5.8 million in the second quarter 2005. Interest expense decreased to $12.7 million in the first six months of 2006 from $12.9 million in the first six months of 2005.

Total debt decreased slightly to $443.0 million at May 31, 2006 from $443.9 million at November 30, 2005. The cash balance at May 31, 2006 was $38.9 million compared to $91.7 million at November 30, 2005. Total debt less cash increased from $352.2 million at November 30, 2005 to $404.1 million as of May 31, 2006. During the first quarter 2006 the increase in total debt less cash of $40.7 million resulted primarily from (i) cash used by the Aerospace and Defense segment, including capital expenditures; (ii) interest payments; (iii) costs associated with legacy business matters, including costs related to postretirement plans; (iv) corporate expenses; and (v) payment of liabilities accrued as of November 30, 2005 related to the sale of the Fine Chemicals business, including accrued transaction costs. During the second quarter 2006, the increase in total debt less cash of $11.2 million resulted primarily from the $13.0 million payment for customer reimbursements of tax recoveries related to a tax settlement. As of May 31, 2006, the Company had $26.2 million in outstanding letters of credit under the revolving credit facility, with $53.8 million available under the revolving credit facility.

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

In June 2006, the Company amended its senior credit facility and replaced the existing $98.5 million credit-linked facility, consisting of $44.2 million letter of credit subfacility and a $54.3 million term loan subfacility, with a new $154.5 million credit-linked facility. The new credit-linked facility consists of an $80 million letter of credit subfacility and a $74.5 million term loan subfacility on terms and conditions substantially similar to the prior facility. The $26.2 million of outstanding letters of credit issued under the revolver as of May 31, 2006 will be moved to the new credit-linked facility during the fiscal quarter ending August 31, 2006, resulting in expected full availability of the $80 million revolver. Term loan proceeds of $19.8 million were used to collateralize the 5 3/4% Notes maturing in April 2007, and to the extent the 5 3/4% Notes convert prior to maturity, will be used to repay term loans.

FORWARD-LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

     o cancellation or material modification of one or more significant contracts;
     o    future reductions or changes in U.S. government spending;
     o failure to comply with regulations applicable to contracts with the U.S. government;
     o product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company's fixed-price contracts;
     o significant competition and the Company's inability to adapt to rapid technological changes;
     o the release or explosion of dangerous materials used in the Company's businesses;
     o the results of significant litigation, including the unfair labor claims brought by former employees of the Company's Snappon SA subsidiary in France;
     o disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
     o    reduction in airbag propellant volume;
     o a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
     o the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
     o environmental claims related to the Company's current and former businesses and operations;

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

     o the possibility that the environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
     o requirements to provide guarantees and/or letters of credit to financially assure the Company's environmental obligations;
     o changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
     o the Company's limited experience in real estate activities and the ability to execute its real estate business plan, including the Company's ability to obtain all necessary zoning, land use and environmental approvals;
     o the cost of servicing the Company's debt and compliance with financial and other covenants;
     o effects of changes in discount rates and returns on plan assets of defined benefit pension plans that may require the Company to increase its shareholders' deficit;
     o fluctuations in sales levels causing the Company's quarterly operating results to fluctuate;
     o    additional costs related to the Company's recent divestitures;
     o    costs and time commitment related to acquisition activities;
     o potential changes in accounting and legislation related to defined benefit pension plans;
     o inability to effectively and efficiently implement the necessary initiatives to eliminate the material weakness we reported in our internal controls over financial reporting as of November 30, 2005; and
     o those risks detailed from time to time in the Company's reports filed with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative, but by no means exhaustive. These and other factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended November 30, 2005 and in the Company's subsequent filings with the SEC. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company's control. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ABOUT GENCORP

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the entitlement, sale, and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

CONTACT INFORMATION:
INVESTORS: YASMIN SEYAL, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
           916.351.8585
MEDIA: LINDA CUTLER, VICE PRESIDENT, CORPORATE COMMUNICATIONS 916.351.8650

                               (Tables to follow)

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CONSOLIDATED STATEMENTS OF OPERATIONS
GenCorp Inc.

                                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            MAY 31,        May 31,         MAY 31,         May 31,
(Dollars in millions, except per-share amounts)                              2006           2005            2006            2005
                                                                                 (Unaudited)                    (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                  $   167.4      $   145.0       $   296.1       $   284.9

Costs and Expenses
  Cost of products sold                                                        151.6          131.2           273.4           261.5
  Selling, general and administrative                                            7.8            8.3            15.8            15.8
  Depreciation and amortization                                                  6.6            7.8            13.1            14.5
  Other expense (income), net                                                    0.9           (0.7)            0.8            (0.5)
  Interest expense                                                               6.4            5.8            12.7            12.9
  Unusual items
     Loss on repayment of debt                                                    --             --              --            18.1
     Unrecoverable portion of legal settlement                                   8.5            2.0             8.5             2.0
-----------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes and cumulative
 effect of a change in accounting principle                                    (14.4)          (9.4)          (28.2)          (39.4)
  Income tax  benefit                                                           (4.0)         (12.9)           (3.4)          (12.9)
-----------------------------------------------------------------------------------------------------------------------------------
  Income (loss) from continuing operations before cumulative effect of
  a change in accounting principle                                             (10.4)           3.5           (24.8)          (26.5)
  Income from discontinued operations, net of income taxes                       3.1            1.5             2.2             0.1
-----------------------------------------------------------------------------------------------------------------------------------
  Income (loss) before the cumulative effect of a change in
  accounting    principle                                                       (7.3)           5.0           (22.6)          (26.4)
  Cumulative effect of a change in accounting principle,
  net of income taxes                                                             --             --            (0.7)             --
-----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                          $    (7.3)     $     5.0       $   (23.3)      $   (26.4)
===================================================================================================================================
Income (Loss) Per Share of Common Stock
Basic and Diluted:
  Income (loss) per share from continuing operations                       $   (0.19)    $     0.06       $   (0.45)      $   (0.49)
  Income per share from discontinued operations                                 0.06           0.03            0.04              --
   Loss per share from cumulative effect of a change in accounting
   principle, net of income taxes                                                 --             --           (0.01)             --
                                                                           ---------      ---------       ---------       ---------
  Net income (loss) per share                                              $   (0.13)     $    0.09       $   (0.42)      $   (0.49)
                                                                           =========      =========       =========       =========

  Weighted average shares of common stock outstanding                           55.4           54.5            55.2            54.4
  Weighted average shares of common stock outstanding, assuming dilution        55.4           55.1            55.2            54.4

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OPERATING SEGMENT INFORMATION
GenCorp Inc.


                                                                              THREE MONTHS ENDED               SIX MONTHS ENDED
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                                                                            MAY 31,         May 31,        MAY 31,          May 31,
(Dollars in millions)                                                        2006           2005            2006             2005
                                                                                 (Unaudited)                    (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales:
  Aerospace and Defense                                                    $   165.7      $   143.4       $   292.9       $   281.7
  Real Estate                                                                    1.7            1.6             3.2             3.2
-----------------------------------------------------------------------------------------------------------------------------------
      Total Net Sales                                                      $   167.4      $   145.0           296.1           284.9
===================================================================================================================================

Segment Performance:
Aerospace and Defense
  Segment performance before retirement benefit plan expense
  and unusual items                                                        $    16.8      $    14.8       $    25.0       $    25.0
  Retirement benefit plan expense                                               (8.7)          (8.6)          (17.4)          (17.2)
  Unusual Items - Unrecoverable portion of legal settlement                     (8.5)          (2.0)           (8.5)           (2.0)
-----------------------------------------------------------------------------------------------------------------------------------
  Aerospace and Defense                                                         (0.4)           4.2            (0.9)            5.8

  Real Estate                                                                    0.8            0.8             1.6             1.8
-----------------------------------------------------------------------------------------------------------------------------------
      Total Segment Performance                                            $     0.4      $     5.0             0.7             7.6
===================================================================================================================================

                                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            MAY 31,         May 31,         MAY 31,        May 31,
(Dollars in millions)                                                        2006            2005            2006           2005
                                                                                   (Unaudited)                   (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Reconciliation of segment performance to loss from continuing operations before income taxes and cumulative effect of a change in accounting principle:
Segment Performance                                                        $     0.4      $     5.0       $     0.7       $     7.6
  Interest expense                                                              (6.4)          (5.8)          (12.7)          (12.9)
  Corporate and other expenses                                                  (6.3)          (5.2)          (11.9)           (9.3)
  Corporate and other retirement benefit plan expense                           (2.1)          (3.4)           (4.3)           (6.7)
  Unusual items - loss on repayment of debt                                       --             --              --           (18.1)
-----------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes and cumulative
 effect of a change in accounting principle                                $   (14.4)     $    (9.4)      $   (28.2)      $   (39.4)
===================================================================================================================================

    The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, cumulative effect of a change in accounting principle, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

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CONDENSED CONSOLIDATED BALANCE SHEETS
GenCorp Inc.

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                                                                                                           MAY 31,     November 30,
(Dollars in millions)                                                                                       2006           2005
                                                                                                        (Unaudited)
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
Assets
Cash and cash equivalents                                                                               $       38.9   $       91.7
Accounts receivable                                                                                             71.6           82.1
Inventories                                                                                                     78.3           57.5
Recoverable from U.S. government and other third parties for environmental remediation costs                    30.2           24.6
Prepaid income taxes                                                                                             5.1              -
Prepaid expenses and other                                                                                      39.2           24.7
-----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                                           263.3          280.6

Noncurrent assets
Property, plant and equipment, net                                                                             134.7          140.2
Recoverable from U.S. government and other third parties for environmental remediation costs                   156.1          171.4
Prepaid pension asset                                                                                          211.5          233.2
Goodwill                                                                                                       102.0          102.0
Intangible assets                                                                                               26.7           27.5
Other noncurrent assets, net                                                                                   103.1          102.5
-----------------------------------------------------------------------------------------------------------------------------------
Total noncurrent assets                                                                                        734.1          776.8
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Total assets                                                                                            $      997.4   $    1,057.4
===================================================================================================================================

Liabilities and shareholders' deficit
Short-term borrowings and current portion of long-term debt                                             $       20.8   $        1.4
Accounts payable                                                                                                25.4           57.1
Reserves for environmental remediation costs                                                                    53.2           51.7
Income taxes payable                                                                                               -            5.9
Postretirement medical and life benefits                                                                        11.8           11.9
Other current liabilities                                                                                      178.2          142.5
Liabilities of discontinued operations                                                                           1.6            1.9
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Total current liabilities                                                                                      291.0          272.4

Noncurrent liabilities
Convertible subordinated notes                                                                                 271.4          291.2
Senior subordinated notes                                                                                       97.5           97.5
Other long-term debt, net of current portion                                                                    53.3           53.8
Reserves for environmental remediation costs                                                                   195.7          216.3
Postretirement medical and life benefits                                                                       130.6          137.9
Other noncurrent liabilities                                                                                    45.8           61.0
-----------------------------------------------------------------------------------------------------------------------------------
Total noncurrent liabilities                                                                                   794.3          857.7
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                            1,085.3        1,130.1
Total shareholders' deficit                                                                                    (87.9)         (72.7)
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' deficit                                                             $      997.4   $    1,057.4
===================================================================================================================================

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